Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-202490) and related Prospectus of CommScope Holding Company, Inc.;
(2)
Registration Statement (Form S-3 No. 333-230826) and related Prospectus of CommScope Holding Company, Inc.;
(3)
Registration Statement (Form S-8 No. 333-191959) pertaining to the CommScope Holding Company, Inc. 2013 Long-Term Incentive Plan, the Amended and Restated CommScope Holding Company, Inc. 2011 Incentive Plan, the Amended and Restated CommScope, Inc. 2006 Long-Term Incentive Plan, the Amended and Restated CommScope, Inc. 1997 Long-Term Incentive Plan, the Andrew Corporation Management Incentive Program, and the Options Granted to Non-Employee Directors Outside of a Plan;
(4)
Registration Statement (Form S-8 No. 333-230720) pertaining to the ARRIS International plc 2016 Stock Incentive Plan;
(5)
Registration Statement (Form S-8 No. 333-232354) pertaining to the CommScope Holding Company, Inc. 2019 Long-Term Incentive Plan;
(6)
Registration Statement (Form S-8 No. 333-238716) pertaining to the CommScope Holding Company, Inc. Amended and Restated 2019 Long-Term Incentive Plan;
(7)
Registration Statement (Form S-8 No. 333-249204) pertaining to the Restricted Stock Units and Performance Share Units Granted as Employment Inducement Awards Outside of a Plan; and
(8)
Registration Statement (Form S-8 No. 333-256539) pertaining to the CommScope Holding Company, Inc. Amended and Restated 2019 Long-Term Incentive Plan

of our reports dated February 16, 2022, with respect to the consolidated financial statements of CommScope Holding Company, Inc. and the effectiveness of internal control over financial reporting of CommScope Holding Company, Inc. included in this Annual Report (Form 10-K) of CommScope Holding Company, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Charlotte, North Carolina

February 16, 2022